Exhibit 99.3

LETTER TO DEPOSITORY TRUST COMPANY PARTICIPANTS

OFFER TO EXCHANGE ALL OUTSTANDING

$2,250,000,000 2.297% NOTES DUE 2020

CUSIP Nos. 05526DAQ8 AND U05526AE5

ISIN Nos. US05526DAQ88 AND USU05526AE50

$2,250,000,000 2.764% NOTES DUE 2022

CUSIP Nos. 05526DAU9 AND U05526AG0

ISIN Nos. US05526DAU90 AND USU05526AG09

$2,500,000,000 3.222% NOTES DUE 2024

CUSIP Nos. 05526DAY1 AND U05526AJ4

ISIN Nos. US05526DAY13 AND USU05526AJ48

$3,500,000,000 3.557% NOTES DUE 2027

CUSIP Nos. 05526DBA2 AND U05526AK1

ISIN Nos. US05526DBA28 AND USU05526AK11

$2,500,000,000 4.390% NOTES DUE 2037

CUSIP Nos. 05526DBC8 AND U05526AL9

ISIN Nos. US05526DBC83 AND USU05526AL93

$2,500,000,000 4.540% NOTES DUE 2047

CUSIP Nos. 05526DBE4 AND U05526AM7

ISIN Nos. US05526DBE40 AND USU05526AM76

$1,000,000,000 FLOATING RATE NOTES DUE 2020

CUSIP Nos. 05526DAS4 AND U05526AF2

ISIN Nos. US05526DAS45 AND USU05526AF26

$750,000,000 FLOATING RATE NOTES DUE 2022

CUSIP Nos. 05526DAW5 AND U05526AH8

ISIN Nos. US05526DAW56 AND USU05526AH81

OF

B.A.T CAPITAL CORPORATION

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2018 (THE “EXPIRATION DATE”) UNLESS THE EXCHANGE OFFER IS EXTENDED, IN WHICH CASE THE TERM “EXPIRATION DATE” SHALL MEAN THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS OF UNREGISTERED NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Depository Trust Company Participants:

We are enclosing herewith the material listed below relating to the offer (the “Exchange Offer”) by B.A.T Capital Corporation (the “Issuer”), a wholly owned subsidiary of British American Tobacco p.l.c. (the “Parent Guarantor”), to exchange (1) up to $2,250,000,000 aggregate principal amount of new 2.297% Notes due 2020 (the “2.297% Exchange

Notes”), which are registered under the Securities Act of 1933, as amended (the “Securities Act”), for any of its unregistered outstanding 2.297% Notes due 2020 (the “Unregistered 2.297% Notes”); (2) up to $2,250,000,000 aggregate principal amount of new 2.764% Notes due 2022 (the “2.764% Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding 2.764% Notes due 2022 (the “Unregistered 2.764% Notes”); (3) up to $2,500,000,000 aggregate principal amount of new 3.222% Notes due 2024 (the “3.222% Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding 3.222% Notes due 2024 (the “Unregistered 3.222% Notes”); (4) up to $3,500,000,000 aggregate principal amount of new 3.557% Notes due 2027 (the “3.557% Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding 3.557% Notes due 2027 (the “Unregistered 3.557% Notes”); (5) up to $2,500,000,000 aggregate principal amount of new 4.390% Notes due 2037 (the “4.390% Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding 4.390% Notes due 2037 (the “Unregistered 4.390% Notes”); (6) up to $2,500,000,000 aggregate principal amount of new 4.540% Notes due 2047 (the “4.540% Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding 4.540% Notes due 2047 (the “Unregistered 4.540% Notes”); (7) up to $1,000,000,000 aggregate principal amount of new Floating Rate Notes due 2020 (the “2020 Floating Rate Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding Floating Rate Notes due 2020 (the “Unregistered 2020 Floating Rate Notes”); and (8) up to $750,000,000 aggregate principal amount of new Floating Rate Notes due 2022 (the “2022 Floating Rate Exchange Notes”, and, together with the 2.297% Exchange Notes, the 2.764% Exchange Notes, the 3.222% Exchange Notes, the 3.557% Exchange Notes, the 4.390% Exchange Notes, the 4.540% Exchange Notes, and the 2020 Floating Rate Exchange Notes, the “Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding Floating Rate Notes due 2022 (the “Unregistered 2022 Floating Rate Notes” and, together with the Unregistered 2.297% Notes, the Unregistered 2.764% Notes, the Unregistered 3.222% Notes, the Unregistered 3.557% Notes, the Unregistered 4.390% Notes, the Unregistered 4.540% Notes, and the Unregistered 2020 Floating Rate Notes, the “Unregistered Notes”), upon the terms and subject to the conditions set forth in the Issuer’s Prospectus dated                 , 2018 and the related Letter of Transmittal.

We are enclosing copies of the following documents:

1.	Prospectus dated , 2018;

2.	Letter of Transmittal (which, together with the Prospectus, constitutes the “Exchange Offer”);

3.	Letter to Clients (of the Registered Holder); and

4.	Instruction to Registered Holder from Beneficial Owner (the “Instruction Letter”).

We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on                 , 2018, unless extended by the Issuer.

The Exchange Offer is not conditioned upon any minimum number of Unregistered Notes being tendered.

Pursuant to the Letter of Transmittal, each holder of Unregistered Notes (a “Holder”) will represent to the Issuer the representations and warranties contained in the Letter of Transmittal, including, but not limited to, the representations that (i) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Issuer or any guarantor of the Unregistered Notes; (ii) it is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the Exchange Notes to be issued in the Exchange Offer; (iii) it is acquiring the Exchange Securities in its ordinary course of business; (iv) the undersigned will otherwise cooperate in the Issuer’s preparations for the Exchange Offer; and (v) it is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (i) through (iv).

The enclosed Instruction Letter contains an authorization by the beneficial owners of Unregistered Notes for you to make the foregoing representations and warranties.

The Issuer will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Unregistered Notes pursuant to the Exchange Offer. The Issuer will pay or cause to be paid all transfer taxes, if any, applicable to the transfer and exchange of Unregistered Notes pursuant to the Exchange Offer, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

Any inquiries you may have relating to the Exchange Offer and additional copies of the enclosed materials may be obtained from the Exchange Agent at:

By Registered and Certified Mail Citibank, N.A., London Branch Citigroup Centre Canada Square Canary Wharf London E14 5LB United Kingdom	By Overnight Courier or Regular Mail Citibank, N.A., London Branch Citigroup Centre Canada Square Canary Wharf London E14 5LB United Kingdom	By Hand Delivery Citibank, N.A., London Branch Citigroup Centre Canada Square Canary Wharf London E14 5LB United Kingdom

Or by Email: Citiexchanges@citi.com For Information Call: +44 (0)20 7508 3867

Very truly yours,

B.A.T CAPITAL CORPORATION

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